Exhibit 99.1

REDWOOD TRUST REPORTS FOURTH QUARTER 2018 FINANCIAL RESULTS

MILL VALLEY, CA – Thursday, February 14, 2019 – Redwood Trust, Inc. (NYSE:RWT), a leading innovator in housing credit investing, today reported its financial results for the quarter ended December 31, 2018.
Financial Highlights

•	GAAP net loss was $(1) million, or $(0.02) per diluted common share

•	Non-GAAP core earnings(1) were $38 million, or $0.39 per diluted common share

•	Book value per common share was $15.89 at December 31, 2018

•	Economic return on book value(2) of (1.4)% for the fourth quarter and 7.8% for the year ended December 31, 2018

•	Recourse debt-to-equity leverage ratio(3) of 3.5x at December 31, 2018

Business Highlights

•	Deployed $235 million of capital into new investments in the fourth quarter of 2018, bringing year-to-date deployment to a record $810 million

•
Recent investment activity has further diversified our exposure to housing credit, including investments in excess servicing off of seasoned non-Agency securitizations and in re-performing loan securities

•	Purchased $1.6 billion of jumbo loans, bringing full-year purchases to $7.1 billion

•	Closed our twelfth Sequoia securitization of 2018, bringing total securitization volume in 2018 to $5.0 billion

•	In January 2019, raised $177 million of equity capital in a follow-on offering of common stock and announced our decision to exercise our option to acquire the remaining interest in 5 Arches
“The fourth quarter of 2018 capped a transformational year for Redwood Trust. We achieved record levels of capital deployment and while market volatility reached peak levels toward the end of the year, the quality of our cash flows remained very strong,” commented Chris Abate, Chief Executive Officer of Redwood Trust. “We’ve taken early steps in our strategic evolution, expanding our access to unique investment opportunities across the single-family and multifamily credit spectrums. Having recently added business-purpose lending capabilities through our pending acquisition of 5 Arches, we are well prepared to seize on the opportunities we see ahead.”
Fourth Quarter 2018 Redwood Review Available Online
A further discussion of Redwood's business, financial results, core earnings and taxable income, as well as a discussion of management's 2019 outlook, is included in the fourth quarter 2018 Redwood Review, which is available on the Company’s website at www.redwoodtrust.com.

_____________________

(1)
A reconciliation of GAAP net income to non-GAAP core earnings and a reconciliation of GAAP earnings per diluted share to non-GAAP core earnings per diluted share, along with additional information about Redwood’s core earnings measure, is included in the tables that follow.

(2)	Economic return on book value is based on the periodic change in GAAP book value per common share plus dividends declared per common share during the period.

(3)	Recourse debt excludes $5.7 billion of consolidated securitization debt (ABS issued and servicer advance financing) that is non-recourse to Redwood.

REDWOOD TRUST, INC.

Financial Performance	Three Months Ended			Years Ended
($ in millions, except per share data)	12/31/2018	9/30/2018	12/31/2017	12/31/2018	12/31/2017

GAAP net income (loss)	$(1)	$41	$31	$120	$140
GAAP net income (loss) per diluted common share	$(0.02)	$0.42	$0.35	$1.34	$1.60

Non-GAAP core earnings	$38	$37	$30	$168	$119
Non-GAAP core earnings per diluted common share	$0.39	$0.39	$0.35	$1.78	$1.40

REIT taxable income (2018 estimated)	$27	$23	$34	$110	$90
REIT taxable income per share (2018 estimated)	$0.32	$0.27	$0.44	$1.38	$1.17

GAAP book value per share	$15.89	$16.42	$15.83	$15.89	$15.83
Dividends per common share	$0.30	$0.30	$0.28	$1.18	$1.12
Economic return on book value	(1.4)%	3.0%	2.8%	7.8%	13.3%
Recourse debt-to-equity leverage ratio (1)	3.5x	3.1x	3.7x	3.5x	3.7x

Capital deployment	$235	$281	$118	$810	$511
Jumbo loans purchased	$1,563	$1,804	$1,950	$7,134	$5,742
Jumbo loans securitized or sold	$1,290	$1,929	$1,163	$7,204	$4,628

(1)
Recourse debt excludes $5.7 billion, $3.4 billion, and $1.2 billion of consolidated securitization debt (ABS issued and servicer advance financing) that is non-recourse to Redwood at December 31, 2018, September 30, 2018, and December 31, 2017, respectively.

Conference Call and Webcast
Redwood will host an earnings call today, February 14, 2019, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss its fourth quarter 2018 financial results. The number to dial in order to listen to the conference call is 1-866-548-4713 in the U.S. and Canada. International callers must dial 1-323-794-2093. Callers should reference call ID #5363923. A replay of the call will be available through midnight on February 28, 2019, and can be accessed by dialing 1-844-512-2921 in the U.S. and Canada or 1-412-317-6671 internationally and entering access code #5363923.
The live conference call will also be webcast in listen-only mode in the Newsroom section of Redwood’s website under "Events." An audio replay of the call will also be available on Redwood's website following the call. Redwood plans to file its Annual Report on Form 10-K with the Securities and Exchange Commission by Friday, March 1, 2019, and also make it available on Redwood’s website.
About Redwood Trust
Redwood Trust, Inc. (NYSE: RWT) is a specialty finance company focused on making credit-sensitive investments in residential mortgages and related assets and engaging in mortgage banking activities. Our goal is to provide attractive returns to shareholders through a stable and growing stream of earnings and dividends, as well as through capital appreciation. Redwood Trust was established in 1994, is internally managed, and structured as a real estate investment trust (“REIT”) for tax purposes. For more information about Redwood, please visit our website at www.redwoodtrust.com.

Forward-Looking Statements:  This press release and the related conference call contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements related to estimates of 2018 REIT taxable income and the expected timing for the filing of Redwood's Annual Report on Form 10-K. Forward-looking statements involve numerous risks and uncertainties. Redwood's actual results may differ from Redwood's beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

REDWOOD TRUST, INC.

Consolidated Income Statements (1)	Three Months Ended
($ in millions, except share and per share data)	12/31/18	9/30/18	6/30/18	3/31/18	12/31/17

Interest income	$120	$99	$83	$77	$71
Interest expense	(85)	(64)	(48)	(42)	(36)
Net interest income	35	35	35	35	35
Non-interest income
Mortgage banking activities, net	11	11	11	27	3
Investment fair value changes, net	(39)	10	1	2	—
Other income, net	4	3	3	2	3
Realized gains, net	6	7	5	9	5
Total non-interest (loss) income, net	(18)	32	20	40	11
Operating expenses	(19)	(21)	(19)	(23)	(20)
Benefit from (provision for) income taxes	1	(5)	(3)	(5)	5
Net (loss) income	$(1)	$41	$33	$47	$31

Weighted average diluted shares (thousands) (2)	83,217	114,683	100,432	108,195	109,621
Diluted (loss) earnings per common share	$(0.02)	$0.42	$0.38	$0.50	$0.35
Regular dividends declared per common share	$0.30	$0.30	$0.30	$0.28	$0.28

(1)	Certain totals may not foot due to rounding.

(2)
In the periods presented above, excluding the fourth quarter of 2018, weighted average diluted shares included shares from the assumed conversion of our convertible and/or exchangeable debt in accordance with GAAP diluted EPS provisions. Actual shares outstanding at December 31, 2018, September 30, 2018, June 30, 2018, March 31, 2018, and December 31, 2017 were 84,884, 82,930, 75,743, 75,703, and 76,600, respectively.

REDWOOD TRUST, INC.

Consolidated Income Statements (1)	Years Ended December 31,
($ in millions, except share and per share data)	2018	2017

Interest income	$379	$248
Interest expense	(239)	(109)
Net interest income	140	139
Non-interest income
Mortgage banking activities, net	60	54
Investment fair value changes, net	(26)	10
Other income, net	13	12
Realized gains, net	27	13
Total non-interest income	74	90
Operating expenses	(83)	(77)
Provision for income taxes	(11)	(12)
Net income	$120	$140

Weighted average diluted shares (thousands)	110,028	101,975
Diluted earnings per common share	$1.34	$1.60
Regular dividends declared per common share	$1.18	$1.12

(1)	Certain totals may not foot due to rounding.

REDWOOD TRUST, INC.

Reconciliation of GAAP Net Income to Non-GAAP Core Earnings (1) (2)	Three Months Ended			Years Ended
($ in millions, except per share data)	12/31/18	9/30/18	12/31/17	12/31/18	12/31/17

GAAP net (loss) income	$(1)	$41	$31	$120	140
Adjustments:
Eliminate mark-to-market changes on long-term investments and associated derivatives (3)	37	(12)	(7)	14	(36)
Include cumulative gain (loss) on long-term investments sold, net (4)	4	8	5	37	10
Income taxes associated with core earnings adjustments (5)	(2)	—	2	(2)	5
Total adjustments	39	(4)	—	49	(21)
Non-GAAP core earnings	$38	$37	$30	$168	$119

GAAP net income per diluted common share	$(0.02)	$0.42	$0.35	$1.34	$1.60
Non-GAAP core earnings per diluted common share (6)	$0.39	$0.39	$0.35	$1.78	$1.40

(1)	Certain totals may not foot due to rounding.

(2)
Core earnings is a non-GAAP measure of Redwood’s earnings and results of operations. Specifically, management has defined core earnings as: GAAP net income adjusted to (i) eliminate the impact of quarterly mark-to-market changes on the fair value of long-term investments (and associated derivatives) related to changes in benchmark interest rates and credit spreads, (ii) include the cumulative net gains or losses on long-term investments accounted for as trading securities under GAAP that were sold during the period presented, net of any gains or losses from derivatives associated with the investments sold, and (iii) include the hypothetical income taxes associated with core earnings adjustments.

Management utilizes this core earnings measure internally as one way of analyzing Redwood’s performance over multiple periods, as it believes it provides useful comparative results absent the impact of certain quarterly mark-to-market changes and other items that management believes are not reflective of core results. Core earnings should not be utilized in isolation, nor should it be considered as an alternative to GAAP net income or other measurements of results of operations computed in accordance with GAAP. A further discussion of core earnings is included in the fourth quarter Redwood Review.

(3)
Adjustments eliminate the mark-to-market changes on the fair value of loans held-for-investment, trading securities, other investments, and associated derivatives that are primarily related to changes in benchmark interest rates and credit spreads. Details on the components of investment fair value changes, net, are included in the Appendix of the Redwood Reviews for the respective quarters presented.

(4)
Adjustment includes the cumulative net gains or losses on long-term investments accounted for as trading securities under GAAP that were sold during the period presented, net of any realized gains or losses from derivatives associated with the investments sold. Cumulative gains and losses are calculated by multiplying the difference between the sales price and original purchase price by the face value of the securities sold.

(5)
We apply estimated effective tax rates to core earnings adjustments occurring within Redwood's taxable REIT subsidiaries to estimate the hypothetical income tax expense or benefit associated with those adjustments.

(6)	Additional information on the calculation of non-GAAP core diluted EPS can be found in Table 2 in the Financial Tables section of the Redwood Reviews for the respective quarters presented.

REDWOOD TRUST, INC.

Consolidated Balance Sheets (1)
($ in millions, except share and per share data)	12/31/18	9/30/18	6/30/18	3/31/18	12/31/17

Residential loans	$7,255	$5,922	$5,491	$5,146	$5,115
Business purpose loans	141	116	—	—	—
Multifamily loans	2,145	942	—	—	—
Real estate securities	1,452	1,470	1,454	1,358	1,477
Other investments	439	114	117	66	64
Cash and cash equivalents	176	174	185	179	145
Other assets	330	402	266	251	240
Total assets	$11,937	$9,140	$7,513	$7,000	$7,040

Short-term debt	$2,400	$1,424	$1,426	$1,504	$1,939
Other liabilities	206	176	157	157	149
Asset-backed securities issued	5,410	3,407	1,930	1,542	1,165
Long-term debt, net	2,572	2,771	2,770	2,576	2,575
Total liabilities	10,589	7,778	6,284	5,780	5,828

Stockholders' equity	1,349	1,361	1,229	1,220	1,212

Total liabilities and equity	$11,937	$9,140	$7,513	$7,000	$7,040

Shares outstanding at period end (thousands)	84,884	82,930	75,743	75,703	76,600
GAAP book value per share	$15.89	$16.42	$16.23	$16.12	$15.83

(1)	Certain totals may not foot due to rounding.

CONTACTS
Lisa M. Hartman
SVP, Head of Investor Relations
Phone: 415-384-3555
Email: lisa.hartman@redwoodtrust.com